AMENDMENT NO. 1

                                       TO

                                CREDIT AGREEMENT

         AMENDMENT NO. 1 (the "Amendment") TO "CREDIT AGREEMENT" (as defined below), dated as of December 30, 1999, among Haynes International, Inc., a Delaware corporation (the "Borrower"), the financial institutions party to the Credit Agreement (the "Lenders"), and Fleet Capital Corporation, in its capacity as administrative agent for itself as a Lender and the other Lenders (the "Administrative Agent") under that certain Credit Agreement, dated as of November 22, 1999, by and among the Borrower, the Lenders and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

         WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

         WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

         1. Amendment to the Credit Agreement. Effective as of the date first above written, unless otherwise specified herein, and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

                  a. Section 2.13(d)(ii) is hereby amended to delete therefrom the phrase "it shall be assumed for purposes of determining the Applicable Floating Margin and Applicable Eurodollar Margin that the Interest Coverage Ratio was less than 1.5 to 1.0" and to substitute therefor the phrase "it shall be assumed for purposes of determining the Applicable Floating Margin and Applicable Eurodollar Margin that the Interest Coverage Ratio was less than 1.25 to 1.0."

                  b. Section 7.3(A) of the Credit Agreement is hereby amended to delete therefrom clauses (x) and (xi) and to substitute therefor the following clauses(x) and (xi):

                  "(x) Indebtedness of a Subsidiary payable to the Borrower or any other Subsidiary; provided, however, that the aggregate of such Indebtedness shall not exceed $5,000,000;"

                  "(xi) Indebtedness of the Borrower payable to any Subsidiary;"

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                  c. Section 7.3(C) of the Credit Agreement is hereby amended to delete therefrom clause (ii) and to substitute therefor the following:

                  "(ii) Permitted Existing Liens and any Liens on or against any real property owned by any of the Borrower's Subsidiaries that are organized under the laws of a jurisdiction other than the United States;"

                  d. Section 7.3(F)(ii) of the Credit Agreement is hereby amended in its entirety as follows:

                  "(ii) the Borrower, prior to any such Acquisition, shall have delivered to the Administrative Agent and the Lenders pro forma projections, based on information reasonably acceptable to the Administrative Agent and the Lenders, demonstrating that after giving effect to such Acquisition, the Borrower would be in compliance with the terms of this Agreement for the period beginning on the date such Acquisition is consummated and ending on the first anniversary thereof; provided, however, that the Borrower need not deliver any pro forma projections for any Acquisition the purchase price of which is less than $7,500,000"

                  e. Section 9.3(vi) of the Credit Agreement is hereby amended in its entirety as follows:

                  "(vi) Release a material portion of the Collateral or release any guarantor that has guaranteed the Obligations from its guaranty of such Obligations."

                  f. Section 9.3(vii) of the Credit Agreement is hereby amended in its entirety as follows;

                  "(vii) Amend any percentage in the Borrowing Base or decrease the amount of the Availability Reserve or otherwise materially modify the manner in which the Borrowing Base is determined."

                  g. Section 9.3 of the Credit Agreement is hereby amended to insert immediately after clause (viii) the following clause (ix):


                  (ix) Take any action or enforce any rights or remedies against any real property of the Borrower that is subject to a Lien in favor of the Administrative Agent on behalf of the Lenders."

                  h. Exhibit A to the Credit Agreement is hereby deleted therefrom and the attached Exhibit A is hereby substituted therefor.



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         2. Conditions  Precedent.  This Amendment shall become  effective as of the date above written, if, and only if, the Administrative Agent has received an executed copy of this Amendment from the Borrower, the Lenders and the Administrative Agent.

         3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

                  a. This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

                  b. Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

         4.       Reference to and Effect on the Credit Agreement.

                  a. Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                  b. The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  c. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws (including Section 735 ILCS 105/5-1 et seq. but otherwise without regard to conflict of law provisions) of the State of Illinois.

         6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.


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         7.  Counterparts.  This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               The remainder of this page is intentionally blank.

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         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

                                     HAYNES INTERNATIONAL, INC.


                                     By:      ----------------------------------


                                     Name:    ----------------------------------


                                     Title:   ----------------------------------



                                     FLEET CAPITAL CORPORATION,
                                     individually and as Administrative Agent


                                     By:      ----------------------------------


                                     Name:    ----------------------------------


                                     Title:   ----------------------------------



                                     NATIONAL CITY COMMERCIAL FINANCE,
                                     INC.


                                     By:      ----------------------------------


                                     Name:    ----------------------------------


                                     Title:   ----------------------------------



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


                                   SCHEDULE 1
                                       TO

                                 AMENDMENT NO. 1

                                       TO

                                CREDIT AGREEMENT

                                    EXHIBIT A

                                       TO

                                CREDIT AGREEMENT

                                   Commitments

                           REVOLVING LOAN COMMITMENTS

Lender               Amount of Revolving  % of Revolving Loan
                     Loan Commitment      Commitment

FLEET CAPITAL
CORPORATION          $57,000,000          79.166667%
NATIONAL CITY
COMMERCIAL FINANCE   $15,000,000          20.833333%





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